SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(RULE 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

INFONET SERVICES CORP.

(Name of Registrant as Specified in its Charter)

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(1)	Title of each class of securities to which transaction applies:

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The following is the text of an email sent to all Infonet employees on November 8, 2004.

Employee Broadcast

General Version

As you probably heard in the news today, Infonet has agreed to be acquired by BT Group plc (BT). This exciting event opens a new chapter in the history of Infonet as two leaders in providing managed global communications services look to combine their best practices and resources to create a powerhouse in the marketplace. While this transaction is subject to a number of customary conditions (which could take roughly nine months to satisfy), we feel it is important to provide you with as much information as we can to help you better understand what this means to the company and, most importantly, to you.

To that end we have provided a brief set of questions and answers here, but have a host of resources already set up (as described below) to ensure that you are kept as informed as reasonably possible of this major event.

What happens in the Merger?

In the merger, BT Acquisition Corp, a subsidiary of BT, will merge with Infonet, causing Infonet to become a subsidiary of BT.

What happens to our Stockholders?

Following the satisfaction of the closing conditions in the merger agreement, which include the approval of this transaction by Infonet’s stockholders, the receipt of necessary approvals from antitrust authorities, the receipt of approvals from the U.S. Federal Communications Commission and other customary closing conditions, each outstanding share of Class A common stock and Class B common stock (other than as set forth in the merger agreement) will be converted into the right to receive $2.06 per share. The transaction has an aggregate value of approximately $970 million.

What about me?

In a service business, people are the most important asset and BT knows this. They also know that Infonet has established a great reputation in the marketplace for providing outstanding customer service and solutions. BT has informed us that keeping our ability to deliver at this high level is a significant priority. BT has also informed us that no changes in personnel are planned at this time. We expect the combination to lead to exciting opportunities for all of us.

What happens now?

Nothing. It is business as usual until the merger occurs. In the meantime, we need to remain focused on servicing our clients and delivering results. Following the merger, BT will have control over our business but, again, BT has informed us that it has not made plans for personnel changes following the acquisition.

Are there any conference calls or meetings that I can attend?

Absolutely. We have set up a series of conference calls and employee meetings around the world for the various regions to host. You will be receiving an email shortly to announce the meetings and calls in which you should participate.

Who is BT?

BT is one of the world’s leading providers of communications solutions serving customers in Europe, the Americas and Asia Pacific. Its principal activities include network centric Information and Communications Technology (ICT) solutions, local, national and international telecommunications services, and higher-value broadband and internet products and services.

BT consists principally of three lines of business:

•	BT Global services, providing ICT services internationally to meet the needs of multi-site organizations with European operations. BT Global Services operates in 136 countries and also offers international carrier services.

•	BT Retail, providing fixed and mobile communications services and solutions to over 20 million business and residential customers in the UK. It is also a leading UK internet services provider.

•	BT Wholesale, providing network services and solutions within the UK to more than 600 fixed and mobile operators and service providers including the provision of broadband, private circuits and PSTN.

In the year ended March 31, 2004, BT Group’s revenues were £18,519 million (approx $24 million US) with profit before goodwill amortization, exceptional items and taxation of £2,013 million (approx $2.6 million US).

How can I find out more information?

We realize that you probably have a lot more questions than were answered above and so we want to make the following information available to you.

•	Jose Collazo’s video to employees (about 9 minutes) is available on my.infonet.com (this is a very good overview of what is happening and what it means to the company and to our employees)

•	We have created a more complete series of questions and answers to help you further understand the news and to cover some of the more frequent questions that come to mind. These can also be found at my.infonet.com

•	We want to ensure that accurate information is made available. We encourage you to submit questions for answers that you might have about the merger. This is a much better vehicle than gathering around and speculating with “I heard that....” We really need everyone to submit questions so we can all share in the accurate answers.

There are various ways to submit your question and we wanted to let you know what they are:

•	use a new mailbox at www.infonet.com;

•	use the employee suggestion box;

•	contact Human Resources; or

•	contact Alex Rassey in Corporate Communications.

All questions posted will be answered and as appropriate added to the posted Q&As for others to see.

So, on behalf of the Infonet Board of Directors and myself, I want to thank you for your continued support in our prosperous next generation as a company.

Jose Collazo

Chairman of the Board, CEO, and President

Additional Information about the Merger and Where to Find It

Infonet plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INFONET, BT, THE PROPOSED MERGER AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Infonet or BT through the web site maintained by the SEC at www.sec.gov.

In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Infonet by contacting Infonet Services Corporation, 2160 East Grand Avenue, El Segundo, California, 90245, Attention: Investor Relations.

Infonet and BT, and their respective directors and officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Infonet’s directors and officers and their ownership of Infonet common stock is contained in the proxy statement for Infonet’s 2004 annual meeting of stockholders, which was filed with the SEC on July 22, 2004. Information regarding BT’s directors and officers is contained in BT’s Form 6-K, which was filed with the SEC on June 2, 2004. To the knowledge of Infonet, none of BT nor any of its directors and officers owns any shares of Infonet common stock. To the knowledge of Infonet, none of the directors or officers of BT who would be expected to participate in any such solicitation of proxies has any material interest, direct or indirect, by security holdings or otherwise in Infonet. Investors and stockholders may obtain additional information regarding the direct and indirect interests of Infonet, BT and their respective directors and officers in the merger by reading the proxy statement regarding the merger when it becomes available.

Safe Harbor Statement

In addition to statements of historical facts or statements of current conditions, Infonet has made forward-looking statements in this communication within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of these statements include, without limitation, statements regarding expected synergies, financial guidance, timing of closing, industry ranking, execution of integration plans and organizational structure. These statements are based on information available to Infonet as of the date of this communication but are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and the actual results to differ materially. Infonet describes certain of these risks and uncertainties in its 10-K, 10-Q, 8-K and other recent filings with the Securities and Exchange Commission (the “SEC”). These documents are available through the SEC website at www.sec.gov. The accuracy of Infonet’s forward-looking statements will also be affected by whether the merger can be completed, whether the companies may be required to modify aspects of the transaction to achieve regulatory approval, whether the businesses of the companies suffer due to uncertainty or a decline in market demand and whether the parties are able to achieve planned synergies. Infonet expects that subsequent events or developments may cause its views to change, however, Infonet undertakes no duty to update the forward-looking statements to take account of later events, except to the extent required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

Safe Harbor Statement to Be Read by BT at Beginning of Conference Call

In addition to statements of historical facts or statements of current conditions, the management teams of BT and Infonet, collectively, the companies will make forward-looking statements on today’s conference call within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of these statements include, without limitation, statements regarding expected synergies, financial guidance, timing of closing, industry ranking, execution of integration plans and organizational structure. These statements are based on information available to the companies as of the date of this communication but are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and the actual results to differ materially. The companies have described certain of these risks and uncertainties in the periodic and other documents they have filed with the Securities and Exchange Commission. These documents are available through the SEC website at www.sec.gov. The accuracy of forward-looking statements will also be affected by whether the merger can be completed, whether the companies may be required to modify aspects of the transaction to achieve regulatory approval, whether the businesses of the companies suffer due to uncertainty or a decline in market demand and whether the parties are able to achieve planned synergies. Subsequent events or developments may cause our views to change, however, the companies do not intend to update publiclythe forward-looking statements to take account of later events, except to the extent required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

JAC Comments for Joint BT/IN Investor Call Conference Call:

Let me begin by saying that we are very excited by the prospect of joining the BT team. It is a tribute to the efforts of Infonet’s personnel around the world that a company of British Telecom’s stature is interested in acquiring us. We believe this transaction will be beneficial to both companies in this very competitive market.

For those of you not familiar with Infonet, we are recognized as a high quality provider of global services for mission critical applications and we are focused on maintaining our position as we innovate in a variety of areas. Infonet is a leader in the public and private internet VPN area and we are poised to launch a next-generation of class of service offerings that will substantially strengthen our leadership position. Infonet is also a leader in the mobile computing efforts and we continue to develop ever more solutions for our mobile customers.

At Infonet, we are used to receiving recognition for our quality of service. Eleven Telemark awards, and for ten consecutive quarters, we have been “best in class” for managed data network services. At the most recent WCA awards, Infonet was named Best European Regional Carrier and Best Managed Services Provider. And, we were a finalist for Best Global Carrier.

BT is known for its penchant for quality, world-class R&D facilities and a stellar brand reputation. We believe this combination will result in a new level of customer service excellence for thousands of multinationals.

Our quality of service differentiates us from our competitors. Just sixteen years ago, our revenues in this area were almost zero and our competitors were AT&T, MCI, France Telecom, Deutsche Telecom, Concert and others. Today, in our sector, we are the same size or larger than many of these giants. In fact, like BT, Infonet grew last year.

Our joint goal is to become a powerhouse in providing managed global communications services, and a combination of BT and Infonet will accelerate our momentum in that direction. We operate in a scale business and this combination of the skills and capabilities of our two organizations accelerates our development.

Infonet is a great organization. I am confident that the combination with BT will bring great new opportunities for Infonet’s customers and employees. I am looking forward to my continuing involvement in taking us to a new leadership position in this highly competitive marketplace.